Exhibit 99.1

Contact:	Scott Meyerhoff Private Business, Inc. 678-728-4464

PBiz Completes Acquisition of Goldleaf Technologies

– Acquisition Expands Market Presence and Service Offering-

NASHVILLE, Tennessee (January 31, 2006) – Private Business, Inc. (NASDAQ:PBIZ), (“PBiz”), a provider of technology solutions for financial institutions, announced today the closing of the acquisition of Brentwood, TN based Goldleaf Technologies, Inc. The final purchase price was $16.8 million in cash and $350,000 in stock.

“We are very pleased to announce the completion of this acquisition and delighted to welcome both the employees of Goldleaf and their clients into the PBiz family,” said Lynn Boggs, CEO of PBiz. “We look forward to working together to further expand on our company’s market presence within the financial services industry. Together, our organizations are committed to offering industry-focused service and solutions designed to enable financial institutions to better compete and to provide superior products and services to their customers.”

Paul McCulloch, President Goldleaf Technologies commented, “Our whole team is very excited about being a part of PBiz as well as the opportunity to offer a more comprehensive product suite to our customers.”

About Goldleaf Technologies
Brentwood, TN-based Goldleaf Technologies, Inc. offers Web-based ACH, check conversion, and remote deposit solutions as well as feature-rich websites and intranets for community financial institutions.  Goldleaf’s e-payments solutions help financial institutions attract and retain profitable customers, increase core deposits, and generate recurring fee income.  Goldleaf serves over 2,500 financial institutions nationwide.  Goldleaf Technologies, Inc. will continue to operate as Goldleaf, a division of Private Business, Inc. For more information about Goldleaf please call (877) 999-BANC or visit us on the web at www.goldleaf.com

About PBiz
Private Business, Inc. (PBiz) offers a fully-featured strategic product suite that provides core data processing, along with accounts receivable financing, Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21 compliance, electronic image/item processing, and online debt collections.  PBiz believes its full suite of products and services will allow financial institutions and their small-to-medium sized business customers to better compete in today’s aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

For more information about PBiz, or its line of products for financial institutions, please visit us on the web at www.pbizinc.com or contact marketing via email at pbiz@pbizinc.com or call, 800-235-5584.

Safe Harbor Statement
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company’s ability to achieve its growth plans and to identify, complete, or integrate acquisitions. These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the Securities and Exchange Commission. The Goldleaf acquisition is described in greater detail in the company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 24 and January 26, 2006, and further narrative and financial information about the acquisition will be included in subsequent Current Reports on Form 8-K the company will file with the SEC. These reports are or will be available at the SEC’s web site at www.sec.gov.  The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance.  The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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